SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	[ ]

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   [X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material under Rule 14a-12

UNIFIED SERIES TRUST
(Name of Registrant as Specified In Its Charter)

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Proxy Materials

PLEASE CAST YOUR VOTE NOW!

APPLESEED FUND

A series of Unified Series Trust

c/o Huntington Asset Services, Inc.
2960 N. Meridian Street, Suite 300
Indianapolis, Indiana  46208
(800) 470-1029

Dear Shareholder:

Pekin Singer Strauss Asset Management, Inc. (“Pekin Singer”) has served as investment adviser to the Appleseed Fund (the “Fund”), a series of Unified Series Trust (the “Trust”), since its inception.  Beginning on January 29, 2007, Pekin Singer took steps to implement the firm’s long-term succession plan.  As part of that plan, certain key individuals in the firm were included in the equity ownership of the firm.  Prior thereto, the ownership of the firm was shared equally among three partners.  In December 2010, the succession planning continued, with the result being that the ownership structure of Pekin Singer currently includes five key personnel of the firm.  Certain of those individuals, who previously owned more than 25% of the firm, now own less than 25%.  As a result, a technical “change in control” of Pekin Singer may be deemed to have occurred.  However, there has been no change to the management and key personnel of Pekin Singer as a result of the change in ownership.

I am writing to ask for your prompt vote for the approval of a new management agreement between the Trust, on behalf  of the Fund, and Pekin Singer, in substantially the same form as the current agreement, and the ratification of the current management agreement and the fees paid by the Fund to Pekin Singer under that agreement from the January 2007 ownership change to the effective date of the new management agreement.

The proposal has been carefully reviewed by the Board of Trustees of the Trust.  The Board of Trustees unanimously recommends that you vote FOR the proposal.

It is very important that we receive your vote before _____, 2011.  Voting is quick and easy.  Everything you need is enclosed.  To cast your vote:

•	PHONE: Call the toll-free number on your proxy card. Enter the control number on your proxy card and follow the instructions.

•	INTERNET: Visit the website indicated on your proxy card. Enter the control number on your proxy card and follow the instructions.

•	MAIL: Complete the proxy card(s) enclosed in this package. BE SURE TO SIGN EACH CARD before mailing it in the postage-paid envelope.

I appreciate your participation and prompt response in this matter.

Sincerely,

/s/John C. Swhear

John C. Swhear
Senior Vice President
Unified Series Trust

Important information to help you understand and vote on the proposal:

Please read the full text of the proxy statement.  Below is a brief overview of the proposal to be voted upon.  Your vote is important.

What is this document and why did you send it to me?

We are sending this document to you for your use in deciding whether to approve a new management agreement with Pekin Singer Strauss Asset Management, Inc. (“Pekin Singer”) in substantially the same form as the current agreement, to enable Pekin Singer to continue as the investment adviser for the Appleseed Fund (the “Fund”), a series of Unified Series Trust (the “Trust”), and to ratify the current agreement and fees paid to Pekin Singer under that agreement from the January 2007 ownership change to the effective date of the new management agreement.  This document includes a Notice of Special Meeting of Shareholders, a Proxy Statement, and a Proxy Card.

At a meeting of the Trust’s Board of Trustees (the “Board of Trustees”) held on May 23, 2011, the Board of Trustees approved, subject to shareholder approval, the continuance of Pekin Singer as the investment adviser to the Fund and a new management agreement, in substantially the same form as the current agreement.

What am I being asked to vote on?

You are being asked to vote to approve a new management agreement between Pekin Singer and the Trust on behalf of the Fund, in substantially the same form as the current agreement, and to ratify the current agreement and the fees paid by the Fund to Pekin Singer under that agreement from the January 2007 ownership change to the effective date of the new management agreement.

Pekin Singer has served as the investment adviser to the Fund since its inception.  Beginning on January 29, 2007, Pekin Singer took steps to implement the firm’s long-term succession plan to include Mr. Adam Strauss and Mr. Joshua Strauss in the equity ownership of the firm.  Prior thereto, the ownership of the firm was shared equally among Mr. Richard Singer, Mr. Ronald Strauss and Mr. William Pekin.  In December of 2010, the succession planning continued as Mr. Singer sold 6% of his shares equally to Adam Strauss, Joshua Strauss and William Pekin.  As a result, the firm ownership is currently structured with William Pekin, Adam Strauss and Joshua Strauss owning roughly equal positions, and with Richard Singer and Ronald Strauss having smaller positions.  However, there has been no change to the management and key personnel of Pekin Singer as a result of the change in ownership.

The described ownership changes may be deemed to be a “change in control” under the Investment Company Act of 1940 (the “1940 Act”), which would have resulted in an assignment and automatic termination of the advisory agreement.  Out of an abundance of caution, the Board of Trustees is requesting that Fund shareholders approve a new management agreement between the Trust and Pekin Singer on behalf of the Fund, in substantially the same form as the current agreement, and ratify the current agreement as of January 29, 2007.

On May 23, 2011, the Board approved a new management agreement between the Trust and Pekin Singer on behalf of the Fund, and ratified the current agreement and the fees paid by the Fund to Pekin Singer under that agreement since the January, 2007 ownership change.  These actions by the Board are subject to shareholder approval.

How will my approval of this proposal affect the management and operation of the Fund?

The Fund’s investment strategies will not change, and the same adviser and portfolio management team will continue to manage the Fund’s portfolio.   Approval of the proposal will avoid disruption of the Fund’s investment management and will allow shareholders to continue to benefit from the investment advice provided by Pekin Singer to the Fund.

Are there any proposed changes to the management agreement or to the fee arrangement?

There are no substantive differences between the current management agreement and the proposed new management agreement and no changes to the fee arrangement with Pekin Singer.

Has the Board of Trustees approved the proposal?

Yes.  The Board of Trustees has unanimously approved the proposal and recommends that shareholders also vote to approve the proposal.

Why has the Board of Trustees approved the proposal?

The Board believes that it is in the best interests of the Fund and its shareholders to continue to have Pekin Singer manage the investments of the Fund.

Who is Altman Group?

Altman Group is a third party proxy vendor that the Fund has engaged to contact shareholders and record proxy votes.  In order to hold a shareholder meeting, a quorum must be reached for the Fund.  If a quorum is not attained, the meeting must adjourn to a future date.  Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

Who is paying for this proxy mailing and for the other expenses and solicitation costs associated with this shareholder meeting?

Pekin Singer (not the Fund’s shareholders) will pay the expenses incurred in connection with preparing the proxy statement and its enclosures and all related legal and solicitation expenses.

Who is eligible to vote?

Shareholders of record of the Fund as of the close of business on ____, 2011 (the “Record Date”) are entitled to be present and to vote at the special meeting of shareholders (the “Special Meeting”) or any adjournment thereof.  Shareholders of record of the Fund at the close of business on the Record Date will be entitled to cast one vote for each full share and a fractional vote for each fractional share they hold on each proposal presented at the Special Meeting.

What vote is required?

Approval of the proposal requires the vote of the “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act, a “majority of the outstanding voting securities” is defined as the lesser of:  (1) 67% or more of the voting securities of the Fund entitled to vote present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

How do I vote my shares?

Although you may attend the Special Meeting and vote in person, you do not have to.  You can vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope.  You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card and following the recorded instructions, or by visiting the website indicated on your proxy card.

If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call _________.

If you simply sign and date the proxy card but do not indicate a specific vote, your shares will be voted FOR the proposal and to grant discretionary authority to the persons named in the card as to any other matters that properly come before the Special Meeting.  Abstentions will be treated as votes AGAINST the proposal.

Shareholders who execute proxies may revoke them at any time before they are voted by (1) filing with the Fund a written notice of revocation, (2) timely voting a proxy bearing a later date or (3) by attending the Special Meeting and voting in person.

Please complete, sign and return the enclosed proxy card in the enclosed envelope.  You may vote your proxy by Internet or telephone in accordance with the instructions set forth on the enclosed proxy card.  No postage is required if mailed in the United States.

APPLESEED FUND

A series of Unified Series Trust

c/o Huntington Asset Services, Inc.
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208
(800) 470-1029

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders (the “Special Meeting”) of the Appleseed Fund (the “Fund”), a series of the Unified Series Trust (the “Trust”), will be held at the offices of the Fund’s administrator, Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana, 46208, on September __, 2011, at 9:00 a.m., Eastern time.

The purpose of the Special Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

1.
to consider a proposal to approve a new Management Agreement between Pekin Singer Strauss Asset Management, Inc. (“Pekin Singer”) and the Trust on behalf of the Fund, in substantially the same form as the current Management Agreement, pursuant to which Pekin Singer will continue to serve as investment adviser to the Fund, and to ratify the current Management Agreement and the fees paid by the Fund to Pekin Singer under the current Management Agreement from  January 29, 2007 to the effective date of the new Management Agreement; and

2.	to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

The Trust’s Board of Trustees has fixed the close of business on _____, 2011 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

By order of the Board of Trustees of the Trust,

John C. Swhear, Senior Vice President

_____, 2011

Your vote is important – please vote your shares promptly.

Shareholders are invited to attend the Special Meeting in person.  Any shareholder who does not expect to attend the Special Meeting is urged to vote using the touch-tone telephone or Internet voting instructions found on the enclosed proxy card or indicate voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States.  In order to avoid unnecessary expense, we ask your cooperation in responding promptly, no matter how large or small your holdings may be.

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS OF

APPLESEED FUND

A series of Unified Series Trust

c/o Huntington Asset Services, Inc.
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208
(800) 470-1029

TO BE HELD ON SEPTEMBER ___, 2011

This Proxy Statement is furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Trustees (the “Board of Trustees”) of Unified Series Trust (the “Trust") and its series, the Appleseed Fund (the “Fund”), and at any adjournments thereof (the “Special Meeting”), to be held on September __, 2011 at 9:00 a.m., Eastern time, at the offices of the Fund’s administrator, Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208.

Shareholders of record of the Fund at the close of business on the record date, established as ____, 2011 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.  Each share is entitled to one vote.  This proxy statement is expected to be mailed to shareholders on or about July __, 2011.  The Special Meeting is being held to vote on the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

PROPOSAL.
To consider a proposal to approve a new Management Agreement between Pekin Singer Strauss Asset Management, Inc. (“Pekin Singer”) and the Trust on behalf of the Fund, in substantially the same form as the current Management Agreement, pursuant to which Pekin Singer will continue to serve as investment adviser to the Fund, and to ratify the current Management Agreement and the fees paid by the Fund to Pekin Singer under that agreement from January 29, 2007 to the effective date of the new Management Agreement.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on September __, 2011:

To obtain directions to attend the Special Meeting, please call (800) 470-1029.  For a free copy of the Fund’s latest annual and/or semi-annual reports, call (800) 470-1029, visit the Fund’s website at www.appleseedfund.com or write to the Fund, c/o Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana, 46208.

Background

           The primary purpose of this proposal is to enable Pekin Singer to continue its service as the investment adviser to the Fund without the risk of disruption.  To do so, the Trustees are requesting that shareholders approve a new Management Agreement (the "New Agreement") between the Fund and Pekin Singer, ratify the existing Management Agreement (the "Current Agreement") and ratify the payment of the advisory fees under the Current Agreement since January 2007.  Approval of the proposal and the New Agreement will not raise the fees paid by the Fund or the Fund’s shareholders.  The New Agreement is similar in all material respects to the Current Agreement in effect with Pekin Singer since September 11, 2006 and approved by shareholders of the Fund on December 6, 2006.

Beginning on January 29, 2007, Pekin Singer took steps to implement the firm’s long-term succession plan to include Mr. Adam Strauss and Mr. Joshua Strauss in the equity ownership of the firm.  Prior thereto, the ownership of the firm was shared equally among Mr. Richard Singer, Mr. Ronald Strauss and Mr. William Pekin.  In December of 2010, the succession planning continued as Mr. Singer sold 6% of his shares equally to Adam Strauss, Joshua Strauss and William Pekin.  As a result, the firm ownership is currently structured with William Pekin, Adam Strauss and Joshua Strauss owning roughly equal positions, and with Richard Singer and Ronald Strauss having smaller positions.  Pekin Singer has represented that the changes in ownership solely reflect changes in economic interest and will not affect how the Fund will be managed, and that there has been no change to the management and key personnel of Pekin Singer as a result of the change in ownership.

The Investment Company Act of 1940 (the "1940 Act") makes it unlawful for a firm to serve as an investment adviser for a mutual fund, except pursuant to a written contract, that among other things, provides for its automatic termination in the event of its assignment.  An assignment of the contract occurs if there is a “change of control”.  Generally, a “change of control” may be deemed to have occurred if there is a change in the owners of more than 25% of the outstanding voting securities of the firm.  However, a rule under the 1940 Act provides that a transaction that does not result in a change of actual control or management of an advisory firm is not an assignment.

Although the effects of the changes in ownership of Pekin Singer are not certain to result in the assignment and automatic termination of the Current Agreement, to provide continuity in the management of the Fund, and out of an abundance of caution, the Board of Trustees is requesting that Fund shareholders approve a New Agreement and ratify the Current Agreement and the payment of advisory fees by the Fund to Pekin Singer under that agreement since the date of the initial transfer of shares of Pekin Singer in 2007.  Approval of the proposal will avoid disruption of the Fund’s investment management.   The effective date of the New Agreement will be the date shareholders of the Fund approve the New Agreement.  A summary of the terms of the New Agreement is provided below.  However, the summary only describes the material terms of the New Agreement.  You should review the entire New Agreement, which is attached as Exhibit A.

           Management Agreements

Pekin Singer has managed the Fund's assets under the Current Agreement since the inception of the Fund.  Under the terms of the Current Agreement between Pekin Singer and the Trust, on behalf of the Fund, Pekin Singer furnishes a continuous investment program for the Fund consistent with the Fund's investment objectives and policies as set forth in the Fund's prospectus and statement of additional information.  Pekin Singer determines the securities to be purchased, held or sold by the Fund and is responsible for the negotiation and allocation of brokerage for the Fund's securities transactions.  As compensation for its management services, Pekin Singer is entitled to receive a fee, computed and accrued daily and paid monthly, at an annual rate of 1.00% of the average daily net assets of the Fund.  The Fund is obligated to pay all of its operating expenses, including but not limited to, brokerage fees and commissions, taxes, interest, fees and expenses of disinterested trustees, fees and expenses  of the Fund's custodian, transfer agent, shareholder services agent, administrator, legal counsel, auditor and distributor, and extraordinary or non-recurring expenses.  The New Agreement is identical as to the obligations of the parties, compensation and indemnification.  The New Agreement, like the Current Agreement, has an initial duration of two (2) years from the date the New Agreement is approved by shareholders and will continue year to year thereafter, subject to annual approval by: (1) the Board; or (2) a vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), provided that in either event continuance is also approved by a majority of the Trustees, including those Trustees who are not interested persons of the Fund or of Pekin Singer, as that term is defined under the 1940 Act (the "Disinterested Trustees"), by a vote cast in person at a meeting called for the purpose of voting on such approval.  Other than with respect to the term of the agreement, the New Agreement is identical to the Current Agreement.

Pursuant to the terms of an expense reimbursement letter agreement, Pekin Singer pays certain operating expenses of the Fund, but only to the extent necessary to maintain the Fund’s total annual operating expenses, excluding brokerage fees and commission; fees paid pursuant to the Administrative Services Plan (Investor Class only), borrowing costs such as (a) interest and (b) dividend expenses on securities sold short; any 12b-1 fees; taxes; extraordinary litigation expenses; and any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest at a specified percentage of the Fund’s average daily net assets.  The expense limitation arrangement is currently in place through February 29, 2012.  Pekin Singer will continue the expense limitation agreement for the same term in connection with the New Agreement.  Any fees waived or expenses reimbursed are subject to recoupment by the Adviser within three fiscal years following the fiscal year in which any waiver or reimbursement was made; provided that the Fund is able to make the repayment without exceeding the limitation.  From the Fund's inception until January 28, 2011, the expense limitation was set at 1.24%.  Currently the limit is 0.99%.

About the Adviser

Pekin Singer is a Delaware corporation located at 21 South Clark Street, Suite 3325, Chicago, Illinois.  The ownership of Pekin Singer is discussed above.  The names, titles, addresses, and principal occupations of the principal executive officers of Pekin Singer are set forth below:

Name:	Title:	Address:	Principal Occupation:
Mr. Ronald L. Strauss	President	21 South Clark Street, Suite 3325, Chicago, Illinois	President, Pekin Singer Strauss Asset Management, Inc.
Mr. Richard A. Singer	Senior Vice President	21 South Clark Street, Suite 3325, Chicago, Illinois	Senior Vice President, Pekin Singer Strauss Asset Management, Inc.
Mr. William A. Pekin	Senior Vice President	21 South Clark Street, Suite 3325, Chicago, Illinois	Senior Vice President, Pekin Singer Strauss Asset Management, Inc.
Mr. Adam S. Strauss	Senior Vice President	21 South Clark Street, Suite 3325, Chicago, Illinois	Senior Vice President, Pekin Singer Strauss Asset Management, Inc.
Mr. Joshua D. Strauss	Senior Vice President	21 South Clark Street, Suite 3325, Chicago, Illinois	Senior Vice President, Pekin Singer Strauss Asset Management, Inc.
Mr. William G. Schmidle	Chief Compliance Officer	21 South Clark Street, Suite 3325, Chicago, Illinois	Chief Compliance Officer, Pekin Singer Strauss Asset Management, Inc.

The fees received by Pekin Singer and the amounts waived and/or reimbursed by Pekin Singer since the January 2007 ownership change were as follows:

Period	Gross Advisory Fees	Waiver and/or Reimbursement	Net Advisory Fees 4
1/29/07 to 11/30/07 1	$48,595	$111,261	($62,666)
12/1/07 to 11/30/08	$74,470	$163,135	($88,665)
12/1/08 to 9/30/09 2	$177,994	$152,291	$25,703
10/1/09 to 9/30/10	$1,157,142	$91,650	$1,065,492
10/1/10 to 6/30/11 3	$1,134,209	$192,041	$942,168

1.  Denotes the period from the date of the first transfer of ownership of Pekin Singer to the end of the first fiscal period.
2.  The end of the Fund's fiscal year was changed from November 30 to September 30.
3.  Represents the fiscal period ended June 30, 2011.
4.  A negative number indicates Pekin Singer waived fees and/or reimbursed operating expenses in excess of management fees earned.

The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies will be borne by Pekin Singer.

           Board Considerations

The Board of Trustees considered the approval of the New Agreement and ratification of the Current Agreement and the fees paid thereunder, all subject to shareholder approval, at an in-person meeting held on May 23, 2011 (the “May Meeting”).  The Board first reviewed a memorandum provided by Pekin Singer regarding the issues raised by the changes in ownership and discussed the memorandum with representatives of Pekin Singer.  Pekin Singer indicated that it had been advised by its counsel that there are many factors  that could support a determination that the changes in ownership had not resulted in an assignment and termination of the Current Agreement.  However, to avoid uncertainties, Pekin Singer requested that the Board approve the New Agreement, ratify the Current Agreement and ratify the payments made under the Current Agreement since the January 2007 ownership change, and seek shareholder approval of the same.

Pekin Singer represented to the Board that the changes in ownership of Pekin Singer described above solely reflected changes in economic interest in Pekin Singer and did not affect the management, operations or performance of Pekin Singer.  Pekin Singer advised the Board there have been no material changes in the level of advisory services provided to the Fund and that Pekin Singer continues to make investment decisions for clients, including the Fund, in a collegial atmosphere where every partner is given an equal voice irrespective of the level of ownership.  Pekin Singer has continued to have the same officers, directors and portfolio managers that were in place prior to the ownership changes.  In addition, Pekin Singer represented to the Board that there had been no change of actual control or management of the firm, and that no individual shareholder had acquired any controlling influence over the firm as a result of any transfer.  Pekin Singer then noted that it had been the investment adviser to the Fund since its inception and that the Board had recently approved the continuance of the Current Agreement in February 2011.  Therefore, Pekin Singer observed that all Fund shareholders had purchased shares of the Fund on the basis of Pekin Singer managing the assets of the Fund and that any who no longer wanted to receive the services of Pekin Singer were free to redeem their shares.

The Board then discussed with the Trust's Chief Compliance Officer (“CCO”) the issues surrounding the possible change of control of Pekin Singer.  He noted that the adviser’s proceeding with the implementation of its succession plan without identifying the legal issues involved necessitated a reevaluation of Pekin Singer's compliance program.  He indicated that he believed that Pekin Singer had appropriately addressed any concerns, noting that Pekin Singer had recently hired a compliance consultant to review certain of its compliance policies and procedures and had retained legal counsel with experience in the area of investment management law.  He further stated that based on these changes, and his present knowledge, he believed that Pekin Singer was working towards implementing a compliance program reasonably designed to assist the Fund in complying with applicable laws.  The Board then discussed with the Trust's CCO a summary that had been prepared  regarding his analysis of Pekin Singer's compliance program.  The Board directed the CCO to follow up with Pekin Singer after the compliance review to ensure that any recommendations of the consultant and legal counsel to enhance Pekin Singer's compliance program are promptly implemented.

The Board then turned to consideration of the New Agreement.  It noted that at its February 2011 quarterly meeting (the “February Meeting”) it had requested, received, and reviewed materials necessary to approve the annual renewal of the Current Agreement with Pekin Singer on behalf of the Fund.  The Board was advised that consideration of the New Agreement would require a new, albeit similar, analysis as that performed at the February Meeting.

           At the May Meeting, the Board acknowledged receiving and reviewing the following materials provided by Pekin Singer, the Trust's Administrator, and the Trust's Chief Compliance Officer: (i) an executed copy of the Current Agreement and expense limitation  letter, (ii) Pekin Singer's responses to a detailed series of questions related to Pekin Singer's services to the Fund, its profitability and ideas for future growth of the Fund, (iii) Pekin Singer's Form ADV, (iv) a profitability analysis prepared by Pekin Singer for the year ended December 31, 2010, and (v) comparative information regarding the Fund's performance and expenses versus a group of peer funds.  The Trustees also received information from their Independent legal counsel regarding their responsibilities in approving investment management agreements. Specifically, the Board was informed it should consider, among other things, the nature, extent and quality of the services provided by Pekin Singer to the Fund, the performance of the Fund and other accounts managed by Pekin Singer (if any), the fees charged and the level of profitability of Pekin Singer as a result of managing the assets of the Fund and whether there were any economies of scale realized by Pekin Singer from managing the Fund and whether the fees charged by Pekin Singer reflect those economies of scale.

The Board of Trustees noted that the material terms of the New Agreement and Current Agreement were identical, including the obligations of the parties, compensation and indemnification.  The proposed New Agreement and the Current Agreement differ only with regard to their date of execution and effectiveness.   The Board was advised that the New Agreement, like the Current Agreement, would have an initial duration of two (2) years from the date the New Agreement is approved by shareholders and would continue year to year thereafter, subject to annual approval by: (1) the Board; or (2) a vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act) provided that in either event continuance is also approved by a majority of the disinterested Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval.

As to the nature, extent and quality of services provided by Pekin Singer to the Fund, the Board noted that Pekin Singer manages approximately $775 million in client assets, including the assets of the Fund.  The Board considered the resources allocated by Pekin Singer to the management of the Fund and determined that the resources appear adequate, specifically noting that Pekin Singer provides an investment committee of five portfolio managers that oversee the Fund.  The Board noted that Pekin Singer also provides other investment and administrative personnel, including a compliance officer, that provide assistance in the management of the Fund.

Regarding the performance of the Fund, the Board observed that the Fund had a five star rating from Morningstar.  The Board also acknowledged that the Fund's administrator had provided information reporting that the Fund had underperformed its benchmark and peer group for the three-month and one-year periods.  However, the Board also noted that the Fund has significantly outperformed its benchmark and peer group over the three-year period, with an average annual return of 16.39% as opposed to 2.35% for its benchmark and 10.92% for its peer group average, according to the information provided by the Fund's Administrator.

As to the fees and profitability of Pekin Singer, the Board noted that, although the advisory fee of 1.00% charged by Pekin Singer is higher than the average fee of the Fund's peer group, since the Fund's inception, Pekin Singer under the Current Agreement, has waived a portion of its advisory fee and/or reimbursed expenses and will continue its commitment to cap expenses under the New Agreement.  Additionally, information provided by Pekin Singer showed a loss as a result of managing the Fund's assets.  Pekin Singer noted that the Fund has not been profitable to the firm since the Fund's inception.  The Trustees noted, however, that Pekin Singer is financially sound as a whole.

The Board also noted that Pekin Singer receives soft dollar credits for securities transactions for its clients, including the Fund.  However, the Board was informed that the average commission was less than $0.01 per share and that the the percentage of total Fund commissions paid to soft-dollar brokers was less than for other clients of Pekin Singer.  The Board recalled that although the Fund has a Rule 12b-1 Plan, the plan has not been activated.  The Board also noted that Pekin Singer has entered into an administrative services agreement with the Fund pursuant to which it pays Pekin Singer 0.25% on the assets in the Fund's Investor Class of shares.  Pekin Singer reported, however, that all of the revenue from the administrative services agreement is paid to certain mutual fund platforms that provide services to the Fund's Investor Class shareholders.

In determining the reasonableness of the advisory fees to be paid under the New Agreement, the Board considered whether any economies of scale would be realized as the Fund's assets grow, and whether these economies of scale are reflected in the advisory fees.  The Board noted that although the Fund had experienced recent growth, it did not appear that Pekin Singer has begun to realize any significant economies of scale from managing the Fund.

After reviewing the foregoing and the other information provided by Pekin Singer and the Fund's administrator, the Board determined that the advisory fees charged under the Current Agreement and to be charged under the New Agreement (after waiver and reimbursement) were reasonable, based on the quality of the advisory services provided by Pekin Singer and unanimously voted, subject to shareholder approval, to approve the New Agreement.

The Board then discussed the appropriateness of ratifying the Current Agreement, and the fees paid thereunder, since January 29, 2007.  The Board recalled that at the February Meeting, it had renewed the Current Agreement, finding it was in the best interests of shareholders to do so.  The Board also acknowledged that the Fund's shareholders have received high quality services from Pekin Singer as evidenced by the Fund's excellent performance record, including its five star Morningstar rating, as discussed earlier in the meeting.   The Board also noted that Pekin Singer had subsidized the Fund for several years, receiving no net fees through March 2009, and continues to waive a portion of its management fees or reimburse Fund operating expenses.   The Board determined that it would be in the best interest of shareholders to provide continuity of the Fund's current investment strategy, as implemented by Pekin Singer.  The Board further noted it would be unfair and would cause a significant detriment for Pekin Singer to have to forfeit advisory fees, especially since Pekin Singer incurred the normal management expenses and has reimbursed certain operating expenses, during the period in question.  In addition, the Board noted Pekin Singer's point that whether an assignment had, in fact, occurred was a technical issue, and had no effect on the services provided by Pekin Singer to the Fund.  The Board also determined that the shareholders should not unjustly benefit from Pekin Singer's management of the Fund's assets in accordance with Pekin Singer's proprietary investment strategy without paying for such services.

           For the reasons stated above, the Board found that it was in the best interests of the Fund and its shareholders to approve the New Agreement, to ratify the Current Agreement  and to ratify the fees paid to Pekin Singer under the Current Agreement for the period January 29, 2007 to the effective date of the New Agreement.

The approval and ratifications by the Board are subject to approval by the Fund’s shareholders.  If the proposal is not approved by shareholders, the Board may consider other options available to it, including assessing whether the change in ownership constitutes an actual change of control under the 1940 Act, resubmitting the matter to shareholders for approval, seeking approval of a management agreement with another investment adviser or closing the Fund.

Vote Required

Approval of the proposal requires the vote of the “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act, a “majority of the outstanding voting securities” is defined as the lesser of: (1) 67% or more of the voting securities of the Fund entitled to vote present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

Based on all of the foregoing, the Trustees recommend that shareholders of the Fund vote FOR the new Management Agreement and FOR ratification of the current Management Agreement and the advisory fees paid from the January, 2007 ownership change through the effective date of the new Management Agreement.

OTHER INFORMATION

Operation of the Fund

The Fund was organized as a non-diversified series of Unified Series Trust on September 11, 2006.  Unified Series Trust is an open-end investment company established under the laws of Ohio by an Agreement and Declaration of Trust dated October 17, 2002.  The Fund’s principal executive offices are located at 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana  46208.  The Board of Trustees supervises the business activities of the Fund.  Like other mutual funds, the Fund retains various organizations to perform specialized services.  Pekin Singer serves as the Fund's investment adviser.  Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208, acts as the Fund’s transfer agent, fund accountant, and administrator.  Unified Financial Securities, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208, is the exclusive agent for distribution of shares of the Fund.

Other Business

The Board of Trustees knows of no other business to be brought before the Special Meeting.  However, if any other matters properly come before the Special Meeting, proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated therein.

Submission of Shareholder Proposals

The Fund does not hold annual shareholder meetings.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting should send their written proposals to the Secretary of the Trust, c/o Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208.  Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for the meeting.  Timely submission of a proposal does not, however, necessarily mean the proposal will be included.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees

Banks, broker-dealers, voting trustees and their nominees should advise the Fund, in care of Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208, whether other persons are beneficial owners of shares held in their names for which proxies are being solicited and, if so, the number of copies of the Proxy Statement they wish to receive in order to supply copies to the beneficial owners of the respective shares.

Shareholder Information

At the close of business on _____, 2011, the Record Date with respect to the Special Meeting, there were ______ shares of the Fund outstanding.  As of the Record Date, the Trustees and officers of the Trust as a group owned less than 1% of the shares of the Fund.  As of the Record Date, no person was known by the Fund to own beneficially or of record as much as 5% of the shares of the Fund except as follows:

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Solicitation of Proxies and Voting

The solicitation is being made primarily by the mailing of this Proxy Statement, along with a notice of the Special Meeting and proxy card, on or about ______, 2011.  Supplementary solicitations may be made by mail, telephone, telegraph, facsimile, electronic means or personal interview by representatives of the Fund.  In addition, Altman Group may be paid on a per-call basis to solicit shareholders by telephone on behalf of the Fund.  The Fund may also arrange to have votes recorded by telephone.

Voting instructions may be revoked at any time prior to the final vote at the Special Meeting by: (1) written instruction addressed to John C. Swhear, Senior Vice President, Unified Series Trust, c/o Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208; (2) attendance at the Special Meeting and voting in person; or (3) by proper execution and return of a new proxy card (if received in time to be voted).  Mere attendance at the Special Meeting will not revoke voting instructions.

If the Fund receives votes by telephone or through the Internet, it will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.  Proxies voted by telephone or through the Internet may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

The Fund expects that, before the Special Meeting, broker-dealer firms holding shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners.  If the broker-dealer submits a proxy to the Fund but these instructions are not received by the date specified in the broker-dealer firms’ proxy solicitation materials, these shares will be considered “broker non-votes.”  Broker non-votes will be counted as present for purposes of determining a quorum, but will not count towards the number of votes in favor of the approval of the New Agreement, which means they will have the effect of a vote against this proposal.  With respect to any other business that may properly come before the Special Meeting, the effect of broker non-votes will be dependent upon the vote that is required to approve such proposal.

All proxies solicited by the Board of Trustees that are properly executed and received by the Trust’s Senior Vice President prior to the Special Meeting, and are not revoked, will be voted at the Special Meeting.  Shares represented by such proxies will be voted in accordance with the instructions on the proxies.  If no instruction is made on a properly executed proxy, it will be voted FOR the proposal.  All shares that are voted and all votes to ABSTAIN will be counted towards establishing a quorum, but abstentions will not count toward the number of votes in favor of approval of the New Agreement, which means they will have the effect of a vote against the proposal.

With respect to shares held in individual retirement accounts (including Traditional, Rollover, SEP, SARSEP, Roth and SIMPLE IRAs), the IRA Custodian will vote those shares for which it has received instructions from shareholders in accordance with such instructions.  If IRA shareholders do not vote their shares, the IRA Custodian will vote their shares for them in the same proportion as other IRA shareholders have voted.

A quorum is a majority of outstanding shares entitled to vote in person or by proxy at the Special Meeting.  If a quorum is not present for the Fund at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve a proposal are not received, or if other matters arise requiring shareholder attention, the persons named as proxy agents may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those shares present at the Special Meeting or represented by proxy.  When voting on a proposed adjournment, the persons named as proxy agents will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to the proposal, unless directed to vote AGAINST the proposed adjournment.

Shareholders of record of the Fund at the close of business on _____, 2011 will be entitled to vote at the Special Meeting.  Each share is entitled to one vote.  Other than any principal shareholders disclosed above, to the knowledge of the Fund no other shareholder owned of record or beneficially more than 5% of the outstanding shares of the Fund on that date.  Each whole share you hold as of the close of business on the Record Date is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, facsimile or oral solicitations.  If the Fund does not receive your proxy by a certain time, you may receive a telephone call from The Altman Group, Inc., Trust officers, employees or agents asking you to vote.  The Fund does not reimburse officers of the Trust, or regular employees and agents involved in the solicitation of proxies.

The expenses incurred in connection with preparing this Proxy Statement and its enclosures and all related legal and solicitations expenses will be paid by Pekin Singer.

Householding

If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Proxy Statement will be sent to shareholders at the same address.  However, each shareholder will receive separate proxy cards.  If you would like to receive a separate copy of the Proxy Statement, please call (800) 470-1029 or write to the Funds c/o Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208.  If you currently receive multiple copies of Proxy Statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call the toll-free number or write to the address above.

Proxy Card	APPLESEED FUND a series of Unified Series Trust SPECIAL MEETING OF SHAREHOLDERS — AUGUST __, 2011	Proxy Card

The undersigned hereby constitutes and appoints John C. Swhear, Stacey Havens, and Tara R. Pierson, their designees or any one of them, with power of substitution and re-substitution, as proxies to appear and vote all of the shares of beneficial interest in the name of the undersigned on the record date of the Special Meeting of shareholders of the Appleseed Fund ( the “Fund”), a series of Unified Series Trust (the “Trust”), or at any adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card. The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST'S BOARD OF TRUSTEES.

PLEASE VOTE, SIGN AND DATE THIS VOTING INSTRUCTION AND RETURN IT IN THE ENCLOSED ENVELOPE.

THESE VOTING INSTRUCTIONS WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED "FOR" THE PROPOSAL.

To obtain directions to attend the Special Meeting, please call ___________.

Date

Signature (Sign in the Box)

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Your vote is important - please vote your shares promptly.

  Please fill in box(es) as shown using black or blue ink or number 2 pencil.  ☒
 PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees recommends you vote FOR the following proposal:		FOR	AGAINST	ABSTAIN
1.	To approve an Investment Advisory Agreement between Pekin Singer Strauss Asset Management, Inc. and the Trust on behalf of the Fund.	□	□	□
2.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.	□	□	□

IMPORTANT

IN ORDER TO AVOID THE DELAY AND EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE BELOW BEFORE MAILING.